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                               AMENDING AGREEMENT

                  THIS AGREEMENT made as of the 17th day of December, 2003.

BETWEEN:

                  FRONTEER DEVELOPMENT GROUP INC.,
                  a corporation incorporated under the laws of the Province of Ontario,

                  (hereinafter referred to as the "Optionor")

                  - and -

                  NORTHWESTERN MINERAL VENTURES INC.,
                  a corporation incorporated under the laws of the Province of Ontario,

                  (hereinafter referred to as the "Optionee")


                  WHEREAS the parties hereto entered into an option agreement made as of the 26th day of September, 2003 (the "Option Agreement");

                  AND WHEREAS the claims subject to the Phelps Dodge Agreement (as defined in the Option Agreement) form part of the Property for purposes of the Option Agreement;

                  AND WHEREAS the Optionor has agreed to fulfill its obligations under the Phelps Dodge Agreement so long as the Option Agreement is in full force and effect;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Five Dollars ($5.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged), and for other good and valuable consideration, the parties hereto agree as follows:

1. So long as the Option Agreement is in full force and effect, the Optionor agrees to fulfill its obligations under the Phelps Dodge Agreement and shall keep the Option under the Phelps Dodge Agreement in good standing.

2. Section 6.01 of the Option Agreement is hereby amended by replacing the word "Optionee" with "Optionor", to reflect the fact that the Optionor is the Operator under the Option Agreement.

3. In all other respects, the Option Agreement is hereby ratified and confirmed.
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                                       2
4. This agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                        FRONTEER DEVELOPMENT GROUP INC.

                                                 /s/ Mark O'Dea

                                        By:      ______________________________


                                        NORTHWESTERN MINERAL VENTURES INC.

                                                 /s/ Kabir Ahmed

                                        By:      ______________________________